Exhibit 99.1

Investors Trey Huffman 404-748-6219 huffmanal@corp.earthlink.com Media Alexandra Gobbi 404-709-3405 alexandra.gobbi@corp.earthlink.com

EARTHLINK REPORTS FIRST QUARTER 2014 RESULTS

•                  Revenue of $297.3 million

•                  Net loss of $(26.5) million and net loss per share of $(0.26)

•                  Adjusted EBITDA of $49.9 million

•                  Net cash provided by operating activities of $21.3 million

•                  Unlevered Free Cash Flow of $26.5 million

•                  Ending cash balance of $108.5 million

ATLANTA, GA — May 5, 2014 — EarthLink Holdings Corp. (NASDAQ: ELNK) today announced financial results for its first quarter of 2014.

“I am pleased with the first quarter 2014 financial and cash flow results,” said EarthLink Chief Executive Officer and President Joseph F. Eazor. “The team has spent the last several months conducting a thorough strategic review. I’m confident the focus and prioritization we are instilling should drive continually improving long-term operating performance and support for the dividend.”

First Quarter 2014 Financial Summary

Figures in US $ millions,	First Quarter			Fourth Quarter	First Quarter
except per share	2013	2014	Change	2013	2014	Change

Revenues
Business Services	$244.6	$234.0	-4.3%	$235.7	$234.0	-0.7%
Consumer Services	72.2	63.3	-12.3%	66.1	63.3	-4.2%
Total Revenue	316.8	297.3	-6.1%	301.8	297.3	-1.5%

Gross Margin	163.9	151.4	-7.6%	151.7	151.4	-0.2%

Operating Expenses	106.6	106.5	-0.1%	105.6	106.5	0.9%

Net Loss	(236.4)	(26.5)	NM	(279.9)	(26.5)	NM
EPS	(2.30)	(0.26)	NM	(2.75)	(0.26)	NM

Adjusted Net Loss(1) (2) (3) (4)	(7.5)	(21.1)	181.3%	(13.5)	(21.1)	56.3%
Adjusted Net Loss per share (1) (2) (3) (4)	(0.07)	(0.21)	194.1%	(0.13)	(0.21)	58.3%

Adjusted EBITDA (4)	61.3	49.9	-18.6%	50.1	49.9	-0.4%

Capital Expenditures	42.5	23.4	-44.9%	34.0	23.4	-31.2%

Cash and Marketable Securities	192.1	108.5	-43.5%	116.6	108.5	-6.9%
Net Cash provided by Operating Activities	31.8	21.3	-33.0%	40.7	21.3	-47.7%

Unlevered Free Cash Flow (4)	19.0	26.5	39.5%	16.2	26.5	63.6%

(1) Q1 2014 Adjusted Net Loss excludes one-time fixed asset impairment of $5.3 million.

(2) Q1 2013 Adjusted Net Loss excludes goodwill impairment charge of $256.7 million and related tax impact of $27.8 million.

(3) Q4 2013 Adjusted Net Loss excludes $266.3 million non-cash charge to establish a valuation allowance against deferred tax assets.

(4) Adjusted Net Loss, Adjusted Net Loss per Share, Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

NM: Not meaningful.

Revenue

•                  EarthLink’s total revenue for the first quarter of 2014 was $297.3 million, a decline of 6.1% from the prior year quarter. The revenue trajectory continued to show improvement versus the 8.2% year-over-year decline the company reported in the fourth quarter of 2013.

•                  Business Services revenue declined 4.3% from the first quarter of 2013, an improvement versus the 7.0% year-over-year decline reported in the fourth quarter of 2013. The company’s sales team made substantial progress extending the terms of contracts with existing customers.

•                  The Consumer Services revenue trajectory continued to improve and attenuate. Churn in the consumer segment was 2.1% for the seasonally-high first quarter, remaining near its historic low of 2.0%.

Net Loss and Adjusted EBITDA

•                  Net loss was $(26.5) million. The amount includes one-time non-cash charges of $5.3 million to record impairment of certain fixed assets. Adjusted Net Loss (a non-GAAP measure, see definition in “Non-GAAP Measures” below) and Net Loss per Share excluding these items were $(21.1) million and $(0.21).

•                  The first quarter net loss compares with $(236.4) million in the first quarter of 2013. During the first quarter of 2013, we recorded a pre-tax non-cash goodwill impairment charge of $256.7 million.

•                  The first quarter net loss compares with $(279.9) million in the fourth quarter of 2013. During the fourth quarter of 2013, we recorded a non-cash charge of $266.3 million to establish a valuation allowance against our deferred tax assets.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $49.9 million in the first quarter, relatively consistent with the fourth quarter of 2013, and a decrease of 18.6% from the first quarter of 2013.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $21.3 million. EarthLink ended the first quarter with $108.5 million in cash.

•                  EarthLink generated Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $26.5 million during the first quarter of 2014.  This compared to Unlevered Free Cash Flow of $19.0 million in the first quarter of 2013 and $16.2 million in the fourth quarter of 2013.  The increase in Unlevered Free Cash Flow can be primarily attributed to lower capital expenditures in the first quarter of 2014.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss)

from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment. Adjusted Net Loss is defined as net loss excluding the non-cash charge to record valuation allowance against deferred tax assets, the non-cash impairment of goodwill and estimated tax impact and the non-cash impairment of long-lived assets.

Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 5 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s First Quarter 2014 Conference Call will be held on Tuesday, May 6, 2014, at 8:30 a.m. ET and hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Bradley A. Ferguson.

Please note the new dial-in Number:  (866) 887-3882.

Participants should reference the conference ID number 30141654 or “EarthLink First Quarter 2014 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A webcast replay will be available from 11:30 a.m. ET on May 6 through midnight on June 6, 2014. Dial toll-free:  (855) 859-2056. The replay confirmation code is 30141654. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

Founded in 1994, EarthLink Holdings Corp. (NASDAQ: ELNK) is a leading managed network and cloud services provider, empowering businesses with a fully-managed, end-to-end communications, IT and virtualization portfolio including cloud computing, IT security, colocation, enterprise-class hosted applications and IT support services. EarthLink operates an over 28,000 fiber route mile network, with 90 metro fiber rings and 8 secure data centers providing ubiquitous nationwide data and voice IP service coverage. EarthLink’s service and product innovation enables the company to design scalable solutions specific to each client’s IT needs, supported by an experienced customer care team. The company also offers award-winning high-speed, wireless and dial-up Internet services to residential customers across the U.S. For more information, visit www.earthlinkbusiness.com or follow @EarthLinkBiz.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) we may not be able to execute our strategy to be a leading managed network services provider, which could adversely affect our results of operations and cash flows; (2) we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) our failure to achieve operating efficiencies will adversely affect our results of operations; (4) as a result of our continuing review of our business, we may determine to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (5) we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (6) if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (7) unfavorable general economic conditions could harm our business; (8) we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (9) we face significant competition in the communications and IT services industry that could reduce our profitability; (10) failure to retain existing customers could adversely affect our results of operations and cash flows; (11) decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) our consumer business is dependent on the availability of third-party network service providers; (21) we face significant competition in the Internet access industry that could reduce our profitability; (22) the continued decline of our consumer access subscribers will adversely affect our results of operations; (23) potential regulation of Internet service providers could adversely affect our operations; (24) cyber security breaches could harm our business; (25) privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (26) interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (27) our business depends on effective business support systems and processes; (28) if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (30) we may not be able to protect our intellectual property; (31) we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (32) government regulations could adversely affect our business or force us to change our business practices; (33) our business may suffer if third parties are unable to provide services or terminate their relationships with us; (34) we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (35) we may not realize our deferred tax assets, we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (36) our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (37) we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (38) our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or limit our ability to draw on our revolving credit facility; (39) we may reduce, or cease payment of, quarterly cash dividends; (40) our stock price may be volatile; (41) provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (42) our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2014

Revenues	$316,788	$297,320
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	152,866	145,876
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	106,578	106,484
Depreciation and amortization	43,355	46,855
Impairment of goodwill and long-lived assets (1)	255,599	5,334
Restructuring, acquisition and integration-related costs (2)	11,262	4,977
Total operating costs and expenses	569,660	309,526
Loss from operations	(252,872)	(12,206)
Interest expense and other, net	(14,556)	(13,956)
Loss from continuing operations before income taxes	(267,428)	(26,162)
Income tax benefit (provision)	32,118	(363)
Loss from continuing operations	(235,310)	(26,525)
Gain (loss) from discontinued operations, net of tax (3)	(1,105)	55
Net loss	$(236,415)	$(26,470)

Basic and diluted net loss per share
Continuing operations	$(2.29)	$(0.26)
Discontinued operations	(0.01)	—
Basic and diluted net loss per share	$(2.30)	$(0.26)
Basic and diluted weighted average common shares outstanding	102,913	102,312

Dividends declared per share	$0.05	$0.05

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2013	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$116,636	$108,513
Accounts receivable, net of allowance of $8,615 and $8,063 as of December 31, 2013 and March 31, 2014, respectively	100,792	98,378
Prepaid expenses	15,945	18,402
Deferred income taxes, net	549	449
Other current assets	13,930	16,805
Total current assets	247,852	242,547
Property and equipment, net	438,321	426,263
Goodwill	139,215	137,725
Other intangible assets, net	155,428	139,001
Other long-term assets	26,502	25,706
Total assets	$1,007,318	$971,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,440	$26,181
Accrued payroll and related expenses	35,041	25,947
Other accrued liabilities	88,225	99,215
Deferred revenue	49,689	50,278
Current portion of long-term debt and capital lease obligations	1,489	1,515
Total current liabilities	207,884	203,136
Long-term debt and capital lease obligations	606,442	606,358
Long-term deferred income taxes, net	2,221	3,156
Other long-term liabilities	28,553	26,312
Total liabilities	845,100	838,962

Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2013 and March 31, 2014	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 197,491 and 198,299 shares issued as of December 31, 2013 and March 31, 2014, respectively, and 101,876 and 102,684 shares outstanding as of December 31, 2013 and March 31, 2014, respectively	1,975	1,982
Additional paid-in capital	2,047,607	2,044,146
Accumulated deficit	(1,144,975)	(1,171,445)
Treasury stock, at cost, 95,615 shares as of December 31, 2013 and March 31, 2014	(742,389)	(742,403)
Total stockholders’ equity	162,218	132,280
Total liabilities and stockholders’ equity	$1,007,318	$971,242

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted EBITDA (5)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2013	2014

Net loss	$(236,415)	$(279,873)	$(26,470)
Interest expense and other, net	14,556	13,972	13,956
Income tax provision (benefit) (4)	(32,118)	251,260	363
Depreciation and amortization	43,355	48,800	46,855
Stock-based compensation expense	3,969	4,057	4,943
Impairment of goodwill and long-lived assets (1)	255,599	—	5,334
Restructuring, acquisition and integration-related costs (2)	11,262	11,562	4,977
(Gain) loss from discontinued operations, net of tax (3)	1,105	339	(55)
Adjusted EBITDA (5)	$61,313	$50,117	$49,903

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted Net Loss (5)

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2013	2014

Net loss	$(236,415)	$(279,873)	$(26,470)
Impairment of goodwill and long-lived assets (1)	256,700	—	5,334
Estimated tax impact *	(27,828)	—	—
Valuation allowance	—	266,339	—
Adjusted Net Loss (5)	$(7,543)	$(13,534)	$(21,136)

Basic and diluted weighted average common shares outstanding	102,913	101,901	102,312
Adjusted Net Loss per Share	$(0.07)	$(0.13)	$(0.21)

* Impairment of goodwill for purposes of this reconciliation has been reduced by an estimated tax impact.  The tax impact does not necessarily reflect the actual amount that would have resulted had EarthLink not incurred the impairment during the period presented.

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2013	2014

Net loss	$(236,415)	$(279,873)	$(26,470)
Interest expense and other, net	14,556	13,972	13,956
Income tax provision (benefit) (4)	(32,118)	251,260	363
Depreciation and amortization	43,355	48,800	46,855
Stock-based compensation expense	3,969	4,057	4,943
Impairment of goodwill and long-lived assets (1)	255,599	—	5,334
Restructuring, acquisition and integration-related costs (2)	11,262	11,562	4,977
(Gain) loss from discontinued operations, net of tax (3)	1,105	339	(55)
Purchases of property and equipment	(42,454)	(33,967)	(23,384)
Unlevered Free Cash Flow (5)	$18,859	$16,150	$26,519

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2013	2014

Net cash provided by operating activities	$31,844	$40,726	$21,306
Income tax provision (benefit) (4)	(32,118)	251,260	363
Non-cash income taxes	32,247	(253,076)	(210)
Interest expense and other, net	14,556	13,972	13,956
Amortization of debt discount, premium and issuance costs	414	(1,017)	(1,016)
Restructuring, acquisition and integration-related costs (2)	11,262	11,562	4,977
Changes in operating assets and liabilities	1,618	(13,612)	10,437
Purchases of property and equipment	(42,454)	(33,967)	(23,384)
Other, net	1,490	302	90
Unlevered Free Cash Flow (5)	$18,859	$16,150	$26,519

Net cash used in investing activities	$(42,751)	$(33,967)	$(23,384)
Net cash used in financing activities	$(566)	$(6,026)	$(6,045)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Segment Information (6)

(in thousands)

	Three Months Ended
	March 31,
	2013	2014

Business Services
Revenues	$244,563	$234,003
Cost of revenues (excluding depreciation and amortization)	127,919	123,264
Gross margin	116,644	110,739
Direct segment operating expenses	84,512	85,611
Segment operating income	$32,132	$25,128
Consumer Services
Revenues	$72,225	$63,317
Cost of revenues (excluding depreciation and amortization)	24,947	22,612
Gross margin	47,278	40,705
Direct segment operating expenses	12,482	11,560
Segment operating income	$34,796	$29,145
Consolidated
Revenues	$316,788	$297,320
Cost of revenues	152,866	145,876
Gross margin	163,922	151,444
Direct segment operating expenses	96,994	97,171
Segment operating income	66,928	54,273
Depreciation and amortization	43,355	46,855
Impairment of goodwill and long-lived assets (1)	255,599	5,334
Restructuring, acquisition and integration-related costs (2)	11,262	4,977
Corporate operating expenses	9,584	9,313
Loss from operations	$(252,872)	$(12,206)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended
	March 31,
	2013	2014

Business Services
Retail services	$201,081	$192,520
Wholesale services	38,858	36,442
Other services	4,624	5,041
Total revenues	244,563	234,003
Consumer Services
Access services	60,740	52,635
Value-added services	11,485	10,682
Total revenues	72,225	63,317
Total Revenues	$316,788	$297,320

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	March 31,	December 31,	March 31,
	2013	2013	2014
Employee Data
Number of employees at end of period (7)	2,979	3,035	2,994

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2013	2014

Average narrowband subscribers (8)	614,000	553,000	536,000
Average broadband subscribers (8)	502,000	441,000	421,000
Average consumer subscribers (8)	1,116,000	994,000	957,000

ARPU (9)	$21.58	$22.15	$22.06
Churn rate (10)	2.2%	2.0%	2.1%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

During the first quarter of 2014, the Company recorded a $5.3 million impairment of property and equipment. The impairment primarily related to the impairment of work in progress for an information technology project not expected to be used.

2.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended March 31,
	2013	2014

Integration-related costs	$5,002	$3,953
Severance, retention and other employee costs	4,588	1,008
Facility-related costs	1,568	16
Transaction-related costs	104	—
Restructuring, acquisition and integration-related costs	$11,262	$4,977

Restructuring, acquisition and integration-related costs consist of costs related to restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees.

3.              The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

4.              The income tax provision for the three months ended December 31, 2013, includes a $266.3 million non-cash charge to record a valuation allowance against the Company’s deferred tax assets. During the fourth quarter of 2013, the Company concluded it was not more likely than not that it would realize its deferred tax assets in the future.

5.              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment. Adjusted Net Loss is defined as net loss excluding the non-cash charge to record a valuation allowance against deferred tax assets, the non-cash impairment of goodwill and estimated tax impact and the non-cash impairment of long-lived assets.

Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

6.              The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a broad range of data, voice and IT services to retail and wholesale business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and IT services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers and businesses; and (3) other services, which primarily consists of web hosting. The Company’s IT services, which are included within its retail services, include data centers, virtualization, security, applications, premises-based solutions, managed solutions and support services. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes narrowband and broadband Internet access services; and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

7.              Represents full-time equivalents.

8.              Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

9.              ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

10.       Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.